SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2001

DOCUCON INCORPORATED
(Exact name of registrant as specified in its charter)

_______________

Delaware ----------------------------------	1-10185 -----------------------------------	74-2418590 -----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 AIRPORT PARK BOULEVARD
LATHAM, NEW YORK 12110
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (210) 244-8850

-------------------------------------------------------

(Former name or former address, if changed since last report)


ITEM 4.  CHANGES IN REGISTRANT’S CERTIFIYING ACCOUNTANT

        Effective February 22, 2001, Docucon, Incorporated ("Registrant"), acting on the direction of its Board of Directors, approved the dismissal of Arthur Andersen LLP as the Company’s independent accountants. The reports of Arthur Andersen LLP on the Registrant’s financial statements for the past two fiscal years ending December 31, 1999 and 1998 were modified to discuss matters which raise substantial doubt about the Registrant’s ability to continue as a going concern. Those reports did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to audit scope or accounting principles. In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 1999 and 1998, and through February 22, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their reports on the financial statements for such years nor were there any reportable events. Arthur Andersen LLP has furnished the Registrant with a letter addressed to the Securities and Exchange Commission indicating Arthur Andersen LLP’s agreement with the above statements. A copy of that letter is attached as an exhibit herein.

        Effective on February 22, 2001, Registrant retained the accounting firm of Rothstein, Kass & Company, P.C. to serve as its independent accountants to audit its financial statements beginning with the year ended December 31, 2000. This engagement was effective February 22, 2001. Prior to its engagement as Registrant’s independent auditors, Rothstein, Kass & Company, P.C. had not been consulted by Registrant either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Registrant’s financial statements or on any other matter that was the subject of any prior disagreement between Registrant and Registrant’s previous certifying accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	None applicable.

(b)	None applicable.

(c)	Exhibits

16.1	Letter from Arthur Andersen LLP dated February 27, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2001	DOCUCON, INCORPORATED By: s/ Robert W. Schwartz -------------------------------------------------
Robert W. Schwartz, President and CEO


EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP dated February 27, 2001.